UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

MOGGLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333- 152050	35-2327649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 463-4099

_____________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Resignation of Board Member

(b)           Appointment of Principal Officer and Board Member

Effective as of November 11, 2008 Pradeep Ittycheria was appointed as a Director of the Registrant.

Pradeep Ittycheria has more than 9 years of experience at the senior executive and project management level both domestically and internationally, with a main focus on information management services, technology, product and software development industry segments. He has broad based experience in the areas of business development, operations, and management consulting. Mr. Ittycheria currently serves as a Vice President of Development for Energy Solutions International, a company engaged in the  pipeline management software industry. Additionally, during his career, Mr. Ittycheria has served in senior level and project management positions at Thermo Fischer Scientific, AppLabs Inc., Breakaway Solutions (an ICG company: NASDAQ: ICGE) and ITTI (formerly, Innovation Technology Transfer India) an IT Consulting and Software services Company, headquartered in Bangalore, India. Mr.  Ittycheria received a Bachelors Degree in Computer Science from Bharathiar University in 1999 and a Masters in Business Administration from Symbiosis Institute of Management studies in 2004.

Mr. Ittycheria has no family relationship with any of the members of our board of directors or any of our executive officers, and there is no arrangement or understanding with any person pursuant to which he was selected as a director.

Mr. Ittycheria currently owns  571,429 shares of Common Stock and warrants to purchase an additional 1,142,858 shares of Common Stock exercisable at $.04 per share through 2011. In addition in accordance with the terms of a consulting agreement entered into with the Registrant, the Company issued to Mr. Ittycheria an option to purchase an additional 1,000,000 shares of Common Stock exercisable at a price of $.04 through 2013.

Resignation of Board Member

Effective as of November 11, 2008, Peter Pelullo resigned  from the Registrant’s Board of Directors . Mr. Pelullo’s decision to resign did not arise or result from any disagreement with the Registrant on any matters relating to the Registrant’s operations, policies or practices. Mr. Pelullo has been the director of corporate development and a director of the Registrant since May, 2008. Mr. Pelullo will continue to serve as an employee of the Registrant in the capacity of corporate development director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2008	MOGGLE, INC.

	By:	/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore.
	Title:	Secretary and Chief Financial Officer

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